                                                                     EXHIBIT 3.1

                       THE COMMONWEALTH OF MASSACHUSETTS

                            WILLIAM FRANCIS GALVIN
                        Secretary of the Commonwealth    FEDERAL IDENTIFICATION

                   ONE ASHBURTON PLACE, BOSTON, MASS: 02108   NO. 04-2675674
                                                                  ----------

                       RESTATED ARTICLES OF ORGANIZATION

                    GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

                                  __________

      We,                Donald H. Benovitz                    ,President and
                        Stephen N. Aschettino                  ,Clerk of


                       Suburban Ostomy Supply Co., Inc.
- --------------------------------------------------------------------------------
                             (Name of Corporation)

located at      75 October Hill Road, Holliston, MA  01746
          ----------------------------------------------------------------------

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted by written consent __________, 199__, by vote of

        20,000         shares of             Common         out of          20,000          shares outstanding
- -----------------------         ----------------------------      --------------------------
                                        (Class of Stock)
_______________________shares of----------------------------out of___________________________shares outstanding, and
                                        (Class of Stock)
_______________________shares of--------------------------- out of___________________________outstanding.
                                        (Class of Stock)

being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

     1.   THE NAME BY WHICH THE CORPORATION SHALL BE KNOWN IS:

          Suburban Ostomy Supply Co., Inc.

     2.   THE PURPOSES FOR WHICH THE CORPORATION IS FORMED ARE AS FOLLOWS:

          See continuation sheets attached.

     3. THE TOTAL NUMBER OF SHARES AND THE PAR VALUE, IF ANY, OF EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS AS FOLLOWS:

                      WITHOUT PAR VALUE       WITH PAR VALUE
                      -----------------      ----------------
CLASS OF STOCK        NUMBER OF SHARES       NUMBER OF SHARES     PAR VALUE
- ----------------      ----------------       ----------------     ---------
PREFERRED                  None                   66,500          $.01

COMMON                     200,000                None


     *4. IF MORE THAN ONE CLASS IS AUTHORIZED, A DESCRIPTION OF EACH OF THE DIFFERENT CLASSES OF STOCK WITH, IF ANY, THE PREFERENCES, VOTING POWERS, QUALIFICATIONS, SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES AS TO EACH CLASS THEREOF AND ANY SERIES NOW ESTABLISHED:

          See continuation sheet attached.

     *5. THE RESTRICTIONS, IF ANY, IMPOSED BY THE ARTICLES OF ORGANIZATION UPON THE TRANSFER OF SHARES OF STOCK OF ANY CLASS ARE AS FOLLOWS:

          None.

     *6. OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION, OR FOR DEFINING, OR REGULATING THE POWERS OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF
          STOCKHOLDERS:

          See continuation sheets attached.

* IF THERE ARE NO SUCH PROVISIONS, STATE "NONE".

                           Articles of Organization
                                      of
                       SUBURBAN OSTOMY SUPPLY CO., INC.


Article II continued:

     The purposes of the Corporation shall be:

     To engage in the business of selling ostomy and other health care products at wholesale and at retail within and without the continental United States; to make and enter into all kinds of contracts, agreements and obligations by or with any persons, firms, associations and corporations in furtherance of such activities, and, generally, to perform any and all acts connected therewith, or incidental thereto, and all acts proper or necessary for the purposes of this business.

     To carry on any business or other activity which may lawfully be carried on by a corporation organized under Chapter 156B of the Massachusetts General Laws (the "Business Corporation Law"), whether or not related to those referred to in the foregoing paragraph, whether or not related or similar to the activities described in the preceding paragraph.

     To carry on any business, operation or activity through a wholly owned or partly owned subsidiary.

     To carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or as a partner, trustee, participant, member or stockholder of or in any form of partnership, joint venture, corporation, association, trust, limited liability company or other form of entity or with any individual, and, without limiting the generality of the foregoing, to be a limited and/or general partner of any partnership organized to carry on any business or activity of the type described herein.

     To have as additional purposes all powers granted and conferred by the laws of The Commonwealth of Massachusetts upon business corporations organized under the Business Corporation Law.

     In these provisions, the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or powers which this Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place in the world whatsoever.

Common Stock
- ------------

     The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the stockholders or submitted to the stockholders for action, except as may otherwise be required by these Articles of Organization or law, and each share of the Common Stock shall entitle the holder thereof to one vote.

     The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the directors, subject to the rights of holders of shares of any class or series having preferential rights to receive distributions or dividends.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation, after the Corporation shall have satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the Corporation.

Preferred Stock
- ---------------

     The preferences, voting powers, qualifications and special or relative rights or privileges of the Preferred Stock are as follows:

                      SERIES A REDEEMABLE PREFERRED STOCK
                      -----------------------------------

     1.   Designation and Amount.  The shares of such series of Preferred Stock
          ----------------------
shall be designated as "Series A Redeemable Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 66,500.

     2.   Dividends, Etc.
          ---------------

          (a)  In General.  No dividends shall be payable on the Series A
               ----------
Preferred Stock.

          (b)  Priority.  So long as any shares of Series A Preferred Stock
               --------
remain outstanding, neither the Company nor any Subsidiary (which shall mean any corporation, association or other business entity which the Company directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting securities or equity interests) will redeem, purchase or otherwise acquire any other equity security of the Company now or hereafter outstanding, including, without limitation, the Common Stock (collectively, the "Junior Securities"), nor will the Company declare or pay any dividend (including accrued dividends) other than dividends payable in shares of capital stock or make any distribution upon any Junior Securities, except for any redemption in connection with the issuance of the shares of Series A Preferred Stock, without the consent of the holders of a majority of the shares of Series A Redeemable Preferred Stock, then outstanding.

     3.   Liquidation.
          -----------

          (a)  Treatment at Liquidation, Dissolution and Winding Up.  In the
               ----------------------------------------------------
event of any liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, before any distribution or payment may be made with respect to any Junior Securities, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to holders of the Company's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount in cash equal to $ 1 00 per share of Series A Preferred Stock (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock) plus an amount equal to a ten percent (10%) cumulative annual return (computed on the basis of the actual days elapsed in a year of 360 days) on such $100, compounded annually, since the date of issuance up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution, or winding up (the "Series A Liquidation Amount"). The date on which the Company initially issues any shares of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series A Preferred Stock is made on the stock records of the Company, and regardless of the number of certificates which may be issued to evidence such share of Series A Preferred Stock.

     If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets of the Company to be distributed to such holders will be distributed ratably among such holders in proportion to the number of shares of Series A Preferred Stock owned by each holder.

     After the payment of the Series A Liquidation Amount shall have been made in full to the holders of the Series A Preferred Stock or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series A Preferred Stock so as to be available for such payments, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Company, and the remaining assets of the Company legally available for distribution to its stockholders shall be distributed among the holders of other classes of securities of the Company in accordance with their respective terms.

     (b)  Treatment of Reorganizations.  Any merger or consolidation of the
          ----------------------------
Company with or into another corporation more than fifty percent (50%) of the common voting securities of which are owned by persons or entities who are not stockholders (or affiliates or stockholders or partners of stockholders) of the Company immediately following the closing of the transactions under the Stock Purchase and Redemption Agreement among the Company and the other parties named therein dated as of July 3, 1995 ("New Investors"), or the sale of all or substantially all of the Company's properties and assets to any person or group of persons at least fifty percent (50%) in interest of which are New Investors or any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding common voting securities of the Company is sold or assigned to New Investors (ally of which events is herein referred to as a "Reorganization"), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3 unless the holders of at least a majority of the then outstanding shares of Series A Preferred Stock elect to have such events not deemed to be a liquidation, dissolution or winding up of the Company by giving written notice thereof to the Company at least IO days before the effective date of such event.

     4.   Voting Power.  Except as otherwise expressly provided in Section 6
          ------------
hereof, or as required by law, the holders of the Series A Preferred Stock shall not be entitled to vote on any corporate matters.

     5.   Redemption.
          ----------

          (a)  Optional Redemption.  The Company may at any time redeem all
               -------------------
or any portion of the then outstanding Series A Preferred Stock at a redemption price (the "Redemption Price") for each share of Series A Preferred Stock redeemed pursuant to this Section 5 (a) equal to the Series A Liquidation Amount, such amount to be calculated and paid through the date payment is actually made to the holders of the Series A Preferred Stock with respect to such redemption. The Company shall give the holders of the Series A Preferred Stock notice (the "Optional Redemption Notice") at least thirty (30) days prior to the date fixed for redemption pursuant to this Section 5(a) of its election to redeem the Series A Preferred Stock. Such election shall be irrevocable on the part of the Company. The Optional Redemption Price shall be paid on the date fixed for redemption and specified in the Redemption Notice upon surrender of certificates as provided in Section 5(d) below.

          (b)  Mandatory Redemption.  In the event the Company does not elect
               --------------------
to redeem the Series A Preferred Stock as provided in Section 5(a), the Company-V shall redeem Pig rata from all holders of the Series A Preferred Stock on June 30 of each of 2000, 2001 and 2002 one-third (1/3) of the shares of Series A Preferred Stock outstanding on June 30, 2000, or such lesser amount as may be outstanding on the date of such redemption. In the event shares of Series A Preferred Stock scheduled for redemption are not redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The number of shares to be redeemed shall be cumulative, so that any shares which were subject to redemption in a prior year or years but were not so redeemed shall continue to be subject to redemption in addition to the shares otherwise redeemable in the current year.

     In addition, if a Liquidity Event (as herein defined) occurs, the Company shall redeem all shares of Series A Preferred Stock outstanding. The term Liquidity Event shall mean any one or more of the following: (1) a Reorganization, (11) the liquidation, dissolution or winding up of the Company or (111) the sale of securities by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended; provided, however, that in the event that the proceeds from the sale of securities by the Company pursuant to such a registration statement arc insufficient (after giving effect to required repayments of outstanding debt and the reservation of funds required for specific corporate needs and projects) to fund redemption in full of the Preferred Stock then outstanding, then such proceeds shall be applied to redeem such of the Series A Preferred Stock as can be redeemed at the Redemption Price (such redemption to be applied to the holders of the Series A Preferred Stock pro rata, in proportion to the shares owned by each), and the balance of the Series A Preferred Stock shall be converted into a Series B Preferred Stock which shall have a dividend rate of not less than IO% per annum, and shall contain such other rights, terms and privileges as then prevail in the marketplace with respect to preferred stock investments made in public companies by unaffiliated third parties. If a Liquidity Event occurs, the Company shall be required to redeem the shares of Series A Preferred Stock concurrently Nvith the closing of the event constituting the Liquidity Event.

     The redemption price of each share of Series A Preferred Stock redeemed pursuant to this Section 5(b) shall be equal to the Redemption Price provided for in Section 5(a).

          (c)  Redemption Notice.  The Company shall mail notice (the
               -----------------
"Redemption Notice") of any redemption to be effected pursuant to Section 5(b), not later than 30 days before the date fixed for each redemption pursuant to
Section 5(b) (each of the dates fixed for redemption and the extended redemption date is hereinafter referred to as a "Redemption Date"), provided, however, that the Company's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Preferred Stock or the obligation of the holders to redeem their shares of Preferred Stock as provided in Section 5(b) hereof The Redemption Notice shall contain the following information:

               (i) the number of shares of Series A Preferred Stock held by the holder and the total number of shares of Series A Preferred Stock held by all holders subject to redemption as of such Redemption Date, and

               (ii)   the Redemption Date and the Redemption Price.

          (d)  Surrender of Certificates.  Each holder of shares of Series A
               -------------------------
Preferred Stock to be redeemed under this Section 5 shall surrender the certificate or certificates representing such shares to the Company at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 5 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Series A Preferred Stock which are the subject of a Redemption Notice shall be deemed to have been redeemed and shall be cancelled effective as of the Redemption Date, unless the Company shall default in the payment of the applicable Redemption Price.

     6.   Restrictions and Limitations.
          ----------------------------

          (a)  Corporate Action.  Except as exprcssly provided herein or as
               ----------------
required by law, so long as any shares of Series A Preferred Stock remain outstanding. the Company shall not, and shall not permit any Subsidiary to, without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

               (i) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock; or

               (ii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series A Preferred Stock as to liquidation preferences, redemption rights or dividend rights.

          (b)  Amendments to Charter.  The Company shall not amend its Articles
               ---------------------
of Organization without the approval, by vote or written consent, by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, if such amendment would adversely amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Company will not amend its Articles of Organization without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock if such amendment would:

               (i) change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company, or create any other class or series of capital stock entitled to seniority as to the payment of dividends relation to the holders of Series A Preferred Stock;

               (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or Involuntary liquidation, dissolution or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of Series A Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Company;

               (iii) cancel or modify the redemption rights of the holders of the Series A Preferred Stock provided for in Section 5 herein; or

               (iv) cancel or modify the rights of the holders of the Series A Preferred Stock provided for in this Section 6.


     7.   Notices of Record Date.  In the event of
          ----------------------

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend, distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or

          (c) any voluntary or involuntary dissolution, liquidation orxvinding up of the Company,

then and in each such event the Company shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such distribution or right and a description of such distribution or right, (ji) the date on which any such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up is expected to become effective and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation orAinding up. Such notice shall be mailed at least ten
(10) business days prior to the date specified in such notice on which such action is to be taken.

     8.   No Reissuance of Series A Preferred Stock.  No share or shares of
          -----------------------------------------
Series A Preferred Stock acquired by the Company by reason of redemption, purchase or otherwise shall be reissued. and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

Article VI: Other Lawful Provisions - Continuation Sheets
- ---------------------------------------------------------

     The following additional provisions arc hereby established for the management, conduct and regulation of the business and affairs of the Corporation, and for creating, limiting, defining and regulating the powers of the Corporation and of its directors and stockholders:

     1. Except as otherwise provided in these Articles of Organization or the by-laws of the Corporation as from time to time amended, the business and affairs of the Corporation shall be managed by its board of directors. Without limiting the foregoing, the board of directors of the Corporation is hereby specifically authorized from time to time in its discretion to determine the manner in which the accounts of the Corporation shall be kept, and to detennine for any purpose and in any manner not inconsistent with other provisions of these Articles of Organization, the amount of the gross assets, liabilities, net assets, net earnings, profits and surplus of the Corporation as the same exist or shall have existed at any time or for any period or periods, and to create, increase, abolish or reduce any reserve or reserves for accrued, accruing or contingent liabilities or expenses, including taxes and other charges, and to determine what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration received for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration received for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-mi surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     2. The board of directors shall have full power and authority to determine the terms and manner of issue, including, but not limited to, the consideration therefore and to issue or cause the issue of all shares of capital stock of the Corporation now or from time to time hereafter authorized.

     3. The board of directors is authorized from time to time, in its discretion, to make, amend or repeal the by-laws, in part or in whole, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

     4. The Corporation may carry on any operation or activity through a wholly or partly owned subsidiary and may be a partner in any business enterprise which it would have the power to conduct by itself.

     5. Meetings of stockholders may be held outside The Commonwealth of Massachusetts. The books of the Corporation may be kept (subject to any provision contained in the Business Corporation Law) outside The Commonwealth of Massachusetts at such place or places as may be designated from time to time by the board of directors or in the by-laws of this Corporation. Election of directors need not be by ballot unless so requested by any stockholder entitled to vote thereon.

     6. Each director or officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the Corporation, reports made to the Corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors or officers of the Corporation or upon other records of the Corporation. Without limiting the generality of the foregoing, no director or officer of the Corporation shall be liable to any person on account of any action undertaken by him or her as such director or officer in reliance in good faith upon information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, or (ii) legal counsel, public accountants or other persons as to matters which the director or officer reasonably believes to be within such person's professional or expert competence, or (iii) in the case of a director, a duly constituted committee of the board of directors upon which he or she does not serve, as to matters within its delegated authority, which committee the director reasonably believes to merit confidence.

     7. No director of this Corporation shall be personally liable to the Corporation or its Stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that to the extent provided by applicable law this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 61 or Section 62 of the Business Corporation Law, or (iv) for any transaction in connection with which such director derived an improper personal benefit. No amendment or repeal of this paragraph shall apply to or have any effect on the liability of alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     8. Each officer or director or former officer or director of the Corporation, and each person who shall, at the Corporation's request, have served as an officer or director of another Corporation or as a trustee, partner or officer of a trust, partnership, limited liability company or association, and each person who shall, at the Corporation's request, have served in any capacity with respect to any employee benefit plan, whether or not then in office or then serving with respect to such employee benefit plan, and the heirs, executors, administrators, and other personal representatives of each of them shall, to the maximum extent permitted from time to time under the law of The Commonwealth of Massachusetts, be indemnified by the Corporation against all liabilities, costs and expenses, including amounts paid in satisfaction of judgments, in compromise and/or as fines or penalties and the fees and disbursements of counsel, imposed or reasonably incurred by him dr them in connection with or arising out of any action, suit, or proceeding, civil or criminal, in which he, she or they may be involved, or incurred in anticipation of any action, suit or proceeding, by reason of his or her being or having been such officer, trustee, partner or director or by reason of any alleged act or omission by him or her in such capacity or in serving with respect to any employee benefit plan. Such indemnification may include payment by the Corporation of expenses incurred in defending any such action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated not to be entitled to indemnification under this Section, which undertaking may be accepted by the Corporation without reference to the financial ability of such person to make repayment. The foregoing rights of indemnification shall not be exclusive of other rights to which any such director, officer, trustee, partner or person serving with respect to any employee benefit plan may be entitled as a matter of law, and any repeal or modification of any of the foregoing provisions of this Section shall not adversely affect any right or protection of such persons with respect to any acts or omissions that occurred prior to such repeal or modification. These indemnity provisions shall be separable, and if any portion thereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect.

     Notwithstanding the foregoing, no indemnification shall be provided with respect to any matter disposed of by settlement, consent decree or other negotiated resolution unless:

     a. such indemnification shall have been approved by holders of the shares of the Corporation's capital stock then entitled to vote for directors, voting such shares as a single class, by a majority of the votcs cast on the question exclusive of any shares owned bv an interested director or officer; or

     b. such indemnification and such settlement, decree or resolution shall have been approved as being in the best interest of the Corporation or organization or plan or participants served, as the case may be, after notice that it involves such indemnification, by a majority of the disinterested directors (or, if applicable, the sole disinterested director) then in office (whether or not constituting a quorurn); or

     c. if no directors are disinterested, a written opinion, reasonably satisfactory to the Corporation, of independent legal counsel selected by the Corporation shall have been furnished to the Corporation that
          (i) such indemnification and such settlement, decree or resolution are in the best interest of the Corporation or organization or plan or participants served, as the case may be, and (ii) if adjudicated, such indemnification would not be found to have been prohibited by law.

For purposes of this Section, an "interested" director or officer is one against whom in such capacity the proceeding in question or another proceeding on the same or similar grounds is then pendi ing or threatened, and a "disinterested director" is any director who is not an interested director.

     9. The Corporation shall not, however, indemnify any such person, or his or her heirs, executors, administrators, or other personal representatives, with respect to any matter as to which he or she shall be finally adjudged in any such action, suit, or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     10. The board of directors may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, partner, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, employee or other agent of another Corporation, association, trust, limited liability company or partnership against any liability incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indeninify him or her against such liability.

     11.  a.   The Corporation may enter into contracts and transact business with one or more of its directors, officers, or stockholders, or in which any of them is in any other way interested, or with any Corporation, association, trust, firm, partnership, limited liability company, or other concern in which ally one or more of its directors, officers or stockholders are directors, officers, stockholders, trustees, shareholders, beneficiaries, partners or otherwise interested; and in the absence of fraud no such contract or transaction shall be invalidated or in any way affected by the fact that such directors, officers or stockholders of the Corporation have or may have interests which are or might be adverse to the interests of the Corporation, even though the vote or action of the directors, officers, or stockholders having such adverse interests may have been necessary to obligate the Corporation upon such contract or transaction, if:

               i. the material facts as to such person's or persons'relationship or interest and as to the contract or transaction arc disclosed or are known to the board of directors or the committee thereof which authorizes the contract or transaction, and the board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors (or, if applicable, the sole disinterested director) then in office (whether or not constituting a quorum); or

               ii. the material facts as to said person's or persons' relationship or interest as to the contract or transaction are disclosed or are known to the stockholders (whether or not so disinterested) of the Corporation then entitled to vote for directors, and such holders specifically authorize, approve or ratify the contract or transaction by a majority of the votes cast on the question stock, voting such shares as a single class; or

               iii. the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.


          b. The directors shall have the power to fix from time to time their own compensation.

          c. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of the committee which authorizes the contract or transaction. No director or officer shall be disqualified from holding office as a director or officer of the Corporation by reason of any such adverse interest. In the absence of fraud, no director, officer or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such director, officer or stockholder be accountable for any gains or profits realized thereon.

          d. Any contract or transaction entered into by the Corporation or act of the board of directors on behalf of this Corporation which shall be authorized, approved or ratified by the holders of a majority of the outstanding shares of this Corporation's conmon stock at any special meeting duly called for that purpose, or at any annual meeting, at which a quorum is present or represented, or by their consent in writing, shall be as valid and binding as though authorized, approved or ratified by every stockholder of this Corporation.

     12. Except as otherwise provided by law, no stockholder shall have any, right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the directors refusing pennission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the Corporation shall be prima facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

     13. The purchase or other acquisition or retention by the Corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the Corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

     *We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles
2, 3, 4, 6.
- ----------

     (*If there are no such amendments, state "None".)

                         Briefly describe amendments in space below:

     Article 2.     Article 2 has been amended to include additional purposes of
     ---------
                    the Corporation.

     Article 3.     Article 3 has been amended to add a new class of preferred
     ---------
                    stock.

     Article 4.     Article 4 has been added to set forth the preferences,
     ---------
                    voting powers, qualifications and special or relative rights of each class and series of authorized stock.

     Article 5.     Article 6 has been amended to modify certain general
     ---------
                    provisions regarding the management, conduct and regulation of the business and affairs of the Corporation, including, without limitation, the provisions regarding indemnification of directors and officers and limitations on the personal liability of the directors.



     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 30th day of June in the year 1995.

     Donald H. Benovitz      ______________________________        President
     Stephen N. Aschettino   ______________________________        Clerk

                       THE COMMONWEALTH OF MASSACHUSETTS

                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)

                         I hereby approve the within
                   restated articles of organization and, the filing fee in the amount of $600 having been paid, said articles are deemed to have been filed with me this 30th day of June, 1995.

                                    ______________________________
                                    William Francis Galvin
                                    Secretary of the Commonwealth



                         TO BE FILED IN BY CORPORATION

          PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

             TO:

                             Susan Forest Barrett
                             SULLIVAN & WORCESTER
                            One Post Office Square
                               Boston, MA  02109

                           Telephone:(617) 338-2800

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-267564
                                                             -------------------

                       THE COMMONWEALTH OF MASSACHUSETTS
                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                             ARTICLES OF AMENDMENT
                   (GENERAL LAWS, CHAPTER 156B, SECTION 72)


We    Donald Benovitz                                       , *President
   ---------------------------------------------------------

and   Stephen Aschettino                                    , *Clerk
   ---------------------------------------------------------

of                       Suburban Ostorny Supply Co, Inc.
  ------------------------------------------------------------------------
                          (Exact name of corporation)


located at            75 October Hill Road, Holliston MA 01746
          ----------------------------------------------------------------
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles number:


                                       3
- --------------------------------------------------------------------------
           (Number those articles 1,2,3,4,5 and/or 6 being amended)


of the Articles of Organization were duly adopted by written consent, dated March 21, 1996, by vote of:

  40,000   shares of  Common Stock  of     40,000     shares outstanding,
- -----------         ----------------   --------------
                         (type class & series, if any)

66,500     shares of  Common Stock  of     66,500     shares outstanding, and
- -----------         ----------------  ---------------
                        (type, class & series, if any)

____________shares of __________________of_______________shares outstanding, and
                        (type, class & series, if any)

/1/** being at least a majority of each type, class or series outstanding and entitled to vote thereon:

*   Delete the inapplicable words.       ** Delete the inapplicable clause
/1/ For amendments adopted pursuant to Chapter 156B, Section 70.
/2/ For amendments adopted pursuant to Chapter 156B, Chapter 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

- --------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
- --------------------------------------------------------------------------------
    TYPE     NUMBER OF SHARES      TYPE      NUMBER OF SHARES       PAR VALUE
- --------------------------------------------------------------------------------
Common:         200,000        Common:              None
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Preferred:       None          Preferred            66,500             $.01
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Change the total authorized to:

- --------------------------------------------------------------------------------
     WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
- --------------------------------------------------------------------------------
     TYPE     NUMBER OF SHARES      TYPE     NUMBER OF SHARES       PAR VALUE
- --------------------------------------------------------------------------------
Common:         10,000,000     Common:              None
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Preferred:         None        Preferred            66,500             $.01
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:____________________,


SIGNED UNDER THE PENALTIES OF PERJURY, this  26th  day of  March  , 1996,
                                            ------       --------     --

     Donald Benovitz                                        , *President/,
- ------------------------------------------------------------

     Stephen Aschettino                                     , *Clerk
- ------------------------------------------------------------

* Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

           ========================================================

           I hereby approve the within Articles of Amendment and, the filing fee in the amount of $9,800 having been paid, said articles are deemed to have been filed with me this 10th day of April, 1996



           Effective date:_________________________________________




                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                     PHOTOCOPY OF DOCUMENT TO BE SENT TO:



                            Joseph Listengart, Esq.
                          Hutchins, Wheeler & Dittmar
                          A Professional Corporation
                              101 Federal Street
                               Boston, MA 02110
                              Tel: (617)951-6600